UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28304 (File number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive office)		92506 (Zip Code)

Registrant's telephone number, including area code:  (909) 686-6060

(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (c)    Exhibit

                    99.1     Press Release of Provident Financial Holdings, Inc. on January 22, 2004.

Item 9. Regulation FD Disclosure

On January 22, 2004, Provident Financial Holdings, Inc. issued its earnings release for the second quarter ended December 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2004                                  Provident Financial Holdings, Inc.

                                                                        /s/ Craig G. Blunden

                                                                        Craig G. Blunden
                                                                        Chairman, President and Chief Executive Officer
                                                                        (Principal Executive Officer)

                                                                        /s/ Donavon P. Ternes

                                                                        Donavon P. Ternes
                                                                        Chief Financial Officer
                                                                        (Principal Financial and Accounting Officer)

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Exhibit 99

Press Release dated January 22, 2004

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3756 Central Avenue                                                                            Contacts:
Riverside, CA 92506                                                                            Craig G. Blunden, CEO
(909) 686 - 6060                                                                                     Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS SECOND-QUARTER EARNINGS

        Riverside, Calif. - Jan. 22, 2004 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced earnings for the second quarter of its fiscal year ending June 30, 2004.

        For the quarter ended December 31, 2003, the Company reported net income of $3.09 million, or 65 cents per diluted share (on 4.78 million average weighted shares outstanding), compared to net income of $3.89 million, or 76 cents per diluted share (on 5.15 million average weighted shares outstanding), in the comparable period a year ago. The decrease in average weighted shares outstanding reflects the Company's buyback programs.

        "During the second quarter, we continued to show improvement in our community banking business, as demonstrated by significantly higher net interest income and exceptionally strong growth in transaction accounts (core deposits)," said Craig G. Blunden, chairman, president and chief executive officer. "Moreover, we have made adjustments in our mortgage banking business to reflect lower funding volumes, and - depending on the trend in funding volumes - we are prepared to make further adjustments as necessary."

        Return on average assets for the second quarter of fiscal 2004 was 0.99 percent, compared to 1.36 percent for the same period of fiscal 2003. Return on average

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stockholders' equity for the second quarter of fiscal 2004 was 11.90 percent, compared to 15.30 percent in the comparable period of fiscal 2003.

        On a sequential quarter basis, net income for the second quarter of fiscal 2004 decreased $490,000 to $3.09 million, or 14 percent, from $3.58 million in the first quarter of fiscal 2004; and diluted earnings per share decreased 9 cents to 65 cents, or 12 percent, from 74 cents in the first quarter of fiscal 2004. Return on average assets decreased 19 basis points to 0.99 percent from 1.18 percent in the first quarter of fiscal 2004, while return on average equity decreased 194 basis points to 11.90 percent from 13.84 percent in the first quarter of fiscal 2004.

        For the six months ended December 31, 2003, net income totaled $6.67 million, a decrease of 12 percent from net income of $7.58 million for the comparable period ended December 31, 2002; and diluted earnings per share for six months ended December 31, 2003 decreased $0.06, or 4 percent, to $1.39 from $1.45 for the comparable period last year. Return on average assets for the six months ended December 31, 2003 was 1.07 percent, compared to 1.40 percent for the six-month period a year earlier. Return on average stockholders' equity for the six months ended December 31, 2003 was 12.87 percent, compared to 14.81 percent for the six-month period a year earlier.

        Net interest income after provision for loan losses increased $1.25 million, or 17 percent, to $8.52 million in the second quarter of fiscal 2004 from $7.27 million for the same period in fiscal 2003. Non-interest income decreased $2.13 million to $4.11 million in the second quarter of fiscal 2004 from $6.24 million in the comparable period of fiscal

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2003. Non-interest expense increased $140,000 to $7.22 million in the second quarter of fiscal 2004 from $7.08 million in the comparable period in fiscal 2003.

        The average balance of loans outstanding increased by $150.5 million to $901.8 million in the second quarter of fiscal 2004 from $751.3 million in the same quarter of fiscal 2003, while the average yield decreased by 89 basis points to 5.75 percent in the second quarter of fiscal 2004 from an average yield of 6.64 percent in the same quarter of fiscal 2003. The decrease in the average loan yield was due primarily to higher yielding loans prepaying and new loans funded at yields below the existing loan portfolio yield. Total portfolio loan originations (including purchased loans) in the second quarter of fiscal 2004 were $191.9 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $159.3 million in the second quarter of fiscal 2003. The balance outstanding of "preferred loans" (multi-family, construction, commercial real estate and commercial business loans) increased by $32.3 million, or 17 percent, to $220.6 million at December 31, 2003 from $188.3 million at December 31, 2002. The ratio of preferred loans to portfolio loans decreased to 25 percent at December 31, 2003 from 28 percent at December 31, 2002. Loan prepayments in the second quarter of fiscal 2004 were $103.1 million, compared to $111.1 million in the same quarter of fiscal 2003.

        The average balance of deposits increased by $100.5 million to $809.9 million and the average cost of deposits decreased by 69 basis points to 1.65 percent in the second quarter of fiscal 2004, compared to an average balance of $709.4 million and an average cost of 2.34 percent in the same quarter last year. Total transaction account

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balances (core deposits) increased by $173.2 million, or 45 percent, to $556.6 million at December 31, 2003 from $383.4 million at December 31, 2002, while total time deposits decreased by $74.3 million, or 23 percent, to $253.4 million at December 31, 2003 from $327.7 million at December 31, 2002.

        The average balance of FHLB advances increased by $10.2 million to $300.0 million, and the average cost of advances decreased 21 basis points to 4.08 percent in the second quarter of fiscal 2004, compared to an average balance of $289.8 million and an average cost of 4.29 percent in the same quarter of fiscal 2003. The decrease in the average cost of FHLB advances was primarily the result of maturing advances with higher costs replaced by new advances with lower costs and the utilization of overnight advances at significantly lower costs.

        The net interest margin during the second quarter of fiscal 2004 increased 2 basis points to 2.95 percent, compared to 2.93 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the second quarter of fiscal 2004 increased 7 basis points from 2.88 percent in the first quarter of fiscal 2004. For the six months ended December 31, 2003, the net interest margin decreased to 2.92 percent, compared to 2.93 percent during the same period last year.

        During the second quarter of fiscal 2004, the provision for loan losses was $269,000, compared to $565,000 during the same period of fiscal 2003. The allowance for loan losses is considered sufficient to absorb potential losses inherent in loans held for investment.

        The decrease in non-interest income in the second quarter of fiscal 2004 compared to the same period of fiscal 2003 was primarily the result of a decrease in the

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gain on sale of loans. The gain on sale of loans decreased by $2.2 million, or 45 percent, to $2.7 million, primarily attributable to a lower volume of loans originated for sale ($192.2 million compared to $322.0 million) the result of higher mortgage interest rates which led to lower refinance volumes. The loan sale margin was 154 basis points in the second quarter of fiscal 2004, down from 160 basis points in the prior year.

        In the second quarter of fiscal 2004, the fair-value adjustment of derivative financial instruments (Statement of Financial Accounting Standards (("SFAS")) No. 133) on the consolidated statement of operations was an unfavorable adjustment of $244,000, compared to an unfavorable adjustment of $248,000 in the same period last year. The fair value of the derivative financial instruments at December 31, 2003 was $259,000, compared to $810,000 at December 31, 2002. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, including servicing released premiums (net of commitments which may not fund), forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and may have an adverse impact on future earnings.

        Non-interest expense for the second quarter of fiscal 2004 increased by $134,000 to $7.2 million, compared to $7.1 million for the same quarter in fiscal 2003. The increase in non-interest expense was primarily the result of compensation and marketing costs associated with the new banking center in the Orangecrest area of Riverside, California, which opened in late August 2003, and an increase in incentive compensation as a result of transaction account growth. The Mortgage Banking Division incurred decreased commissions and loan production incentives in the second quarter of fiscal 2004, which were $119,000 lower than in the same period in fiscal 2003. The Southern

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California wild fires in late October 2003 caused no material impact on the results of operations, financial position or cash flows for the quarter ended December 31, 2003. Also, the recently announced revisions of the Real Estate Investment Trust-related tax laws by the State of California Franchise Tax Board will have no impact on the Company.

        The Company's efficiency ratio for the second quarter of fiscal 2004 increased to 56 percent from 50 percent in the second quarter of 2003, a result of the decrease in non-interest income. For the six months ended December 31, 2003 the efficiency ratio increased to 55 percent from 51 percent during the same period in 2002.

        Non-performing assets increased to $2.5 million, or 0.19 percent of total assets, at December 31, 2003, compared to $2.0 million, or 0.17 percent of total assets, at December 31, 2002. The allowance for loan losses was $7.5 million at December 31, 2003, or 0.85 percent of gross loans held for investment, compared to $7.4 million, or 1.08 percent of gross loans held for investment, at December 31, 2002.

        During the quarter ended December 31, 2003, the Company did not repurchase any of its common stock. Currently, there are 94,446 shares remaining under the existing share repurchase authorization.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County along with nine Provident Bank Mortgage loan production offices located throughout Southern California. The tenth loan production office is scheduled to open in February 2004 in Corona, California.

        The Company will host a conference call for institutional investors and bank analysts on Friday, January 23, 2004 at 10:00 a.m. (Pacific Time) to discuss its financial

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results. The conference call can be accessed by dialing (888) 273-9887 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, January 30, 2004 by dialing (800) 475-6701 and referencing access code number 716650.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)

	December 31, 2003	June 30, 2003

Assets
Cash	$ 24,427	$ 48,851
Investment securities - held to maturity
(fair value $76,340 and $77,210, respectively)	76,397	76,838
Investment securities - available for sale at fair value	214,708	220,273
Loans held for investment, net of allowance for loan losses of
$7,480 and $7,218, respectively	870,088	744,219
Loans held for sale, at lower of cost or market	4,909	4,247
Receivable from sale of loans	52,526	114,902
Accrued interest receivable	4,750	4,934
Real estate held for investment, net	10,373	10,643
Real estate owned, net	-	523
Federal Home Loan Bank stock	24,484	20,974
Premises and equipment, net	8,107	8,045
Prepaid expenses and other assets	6,827	7,057

Total assets	$ 1,297,596	$ 1,261,506

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 45,756	$ 43,840
Interest bearing deposits	764,283	710,266
Total deposits	810,039	754,106

Borrowings	356,892	367,938
Accounts payable, accrued interest and other liabilities	24,790	32,584
Total liabilities	1,191,721	1,154,628

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding
	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 7,928,115 and 7,846,665 shares, respectively; outstanding 4,817,997 and 4,986,519 shares, respectively)

	79	78
Additional paid-in capital	56,432	54,731
Retained earnings	104,375	98,660
Treasury stock at cost (3,110,118 and 2,860,146 shares, respectively)
	(53,358)	(45,801)
Unearned stock compensation	(2,180)	(2,450)
Accumulated other comprehensive income, net of tax	527	1,660

Total stockholders' equity	105,875	106,878

Total liabilities and stockholders' equity	$ 1,297,596	$ 1,261,506

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended December 31,		Six Months Ended December 31,

	2003	2002	2003	2002
Interest income:
Loans receivable, net	$ 12,966	$ 12,471	$ 25,806	$ 24,205
Investment securities	2,074	2,478	3,861	5,157
FHLB stock	203	201	433	393
Interest earning deposits	6	3	10	9
Total interest income	15,249	15,153	30,110	29,764

Interest expense:
NOW and money market checking	375	380	740	816
Savings deposits	1,389	993	2,630	1,924
Time deposits	1,609	2,810	3,439	5,966
Borrowings	3,088	3,135	6,130	6,152
Total interest expense	6,461	7,318	12,939	14,858

Net interest income	8,788	7,835	17,171	14,906
Provision for loan losses	269	565	269	765
Net interest income after provision for loan losses	8,519	7,270	16,902	14,141

Non-interest income
Loan servicing and other fees	543	471	1,066	960
Gain on sale of loans, net	2,739	4,909	5,893	9,019
Real estate operations, net	13	144	203	352
Deposit account fees	504	431	984	874
Gain on sale of investment securities	-	-	-	266
Other	315	281	694	826
Total non-interest income	4,114	6,236	8,840	12,297

Non-interest expense
Salaries and employee benefits	4,666	4,560	9,247	8,837
Premises and occupancy	568	637	1,223	1,254
Equipment	454	470	849	960
Professional expenses	229	189	387	356
Sales and marketing expenses	306	216	536	448
Other	992	1,009	1,938	1,921
Total non-interest expense	7,215	7,081	14,180	13,776

Income before taxes	5,418	6,425	11,562	12,662
Provision for income taxes	2,327	2,536	4,890	5,079
Net income	$ 3,091	$ 3,889	$ 6,672	$ 7,583

Basic earnings per share	$ 0.69	$ 0.82	$ 1.48	$ 1.56
Diluted earnings per share	$ 0.65	$ 0.76	$ 1.39	$ 1.45
Cash dividends per share	$ 0.10	$ 0.05	$ 0.20	$ 0.10

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Dollars in Thousands, Except Earnings Per Share) (Unaudited)

	Quarter Ended
	December 31,	September 30,
	2003	2003
Interest income:
Loans receivable, net	$ 12,966	$ 12,840
Investment securities	2,074	1,787
FHLB stock	203	230
Interest-earning deposits	6	4
Total interest income	15,249	14,861

Interest expense:
Checking and money market accounts	375	365
Savings accounts	1,389	1,241
Time deposits	1,609	1,830
Borrowings	3,088	3,042
Total interest expense	6,461	6,478

Net interest income	8,788	8,383
Provision for loan losses	269	-
Net interest income after provision for loan losses	8,519	8,383

Non-interest income:
Loan servicing and other fees	543	523
Gain on sale of loans, net	2,739	3,154
Real estate operations, net	13	190
Deposit account fees	504	480
Other	315	379
Total non-interest income	4,114	4,726

Non-interest expense:
Salaries and employee benefits	4,666	4,581
Premises and occupancy	568	655
Equipment	454	395
Professional expenses	229	158
Sales and marketing expenses	306	230
Other	992	946
Total non-interest expense	7,215	6,965

Income before taxes	5,418	6,144
Provision for income taxes	2,327	2,563
Net income	$ 3,091	$ 3,581

Basic earnings per share	$ 0.69	$ 0.79
Diluted earnings per share	$ 0.65	$ 0.74
Cash dividends per share	$ 0.10	$ 0.10

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)

	Quarter Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
SELECTED FINANCIAL RATIOS:
Return on average assets	0.99%	1.36%	1.07%	1.40%
Return on average stockholders' equity	11.90%	15.30%	12.87%	14.81%
Stockholders' equity to total assets	8.16%	8.55%	8.16%	8.55%
Net interest spread	2.81%	2.75%	2.78%	2.73%
Net interest margin	2.95%	2.93%	2.92%	2.93%
Efficiency ratio	55.92%	50.32%	54.52%	50.64%
Average interest earning assets to average
interest bearing liabilities	107.25%	107.18%	107.17%	107.91%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.69	$ 0.82	$ 1.48	$ 1.56
Diluted earnings per share	$ 0.65	$ 0.76	$ 1.39	$ 1.45
Book value per share	$ 21.97	$ 19.91	$ 21.97	$ 19.91
Shares used for basic EPS computation	4,463,539	4,771,725	4,494,174	4,870,104
Shares used for diluted EPS computation	4,775,439	5,145,500	4,809,485	5,245,769
Total shares issued and outstanding	4,817,997	5,036,044	4,817,997	5,036,044

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.29%	0.23%
Non-performing assets to total assets	0.19%	0.17%
Allowance for loan losses to non-performing loans	299.56%	481.43%
Allowance for loan losses to gross loans held for
investment	0.85%	1.08%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.62%	6.41%
Tier 1 (core) capital ratio	6.62%	6.41%
Total risk-based capital ratio	12.09%	13.12%
Tier 1 risk-based capital ratio	11.14%	12.02%

LOANS ORIGINATED FOR SALE (In Thousands):
Retail originations	$ 77,591	$ 122,355	$ 244,717	$ 219,617
Wholesale originations	114,657	199,633	290,191	358,322
Total loans originated for sale	$ 192,248	$ 321,988	$ 534,908	$ 577,939

LOANS SOLD AND SETTLED (In Thousands):
Servicing released	$ 155,965	$ 303,273	$ 489,058	$ 537,640
Servicing retained	43,846	3,202	122,874	8,796
Total loans sold and settled	$ 199,811	$ 306,475	$611,932	$ 546,436

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)

	As of December 31,
	2003		2002
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government agency securities	$ 73,402	3.04%	$ 114,022	2.84%
U.S. government mortgage-backed securities	7	12.91%	8	14.12%
Corporate bonds	2,788	7.06%	2,770	7.10%
Time deposits at other banks	200	1.05%	-	-
Total investment securities held to maturity	76,397	3.19%	116,800	2.94%

Available for sale (at fair value):
U.S. government agency securities	36,296	2.86%	31,822	2.65%
U.S. government agency mortgage-backed securities	162,316	3.81%	157,610	4.41%
Collateralized mortgage obligations	15,367	3.68%	-	-
Freddie Mac common stock	700		699
Fannie Mae common stock	29		25
Total investment securities available for sale	214,708	3.63%	190,156	4.10%
Total investment securities	$ 291,105	3.51%	$ 306,956	3.66%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 641,452	5.43%	$ 476,459	6.20%
Multi-family (5 or more units)	58,904	5.95%	47,639	6.27%
Commercial real estate	91,746	6.61%	77,457	7.07%
Construction	126,005	5.50%	90,067	6.53%
Commercial business	18,027	6.85%	22,756	7.39%
Consumer	7,316	7.21%	13,158	7.74%
Other	6,811	7.03%	4,134	7.90%
Total loans held for investment	950,261	5.65%	731,670	6.41%

Undisbursed loan funds	(74,081)		(49,610)
Deferred loan fees	1,388		51
Allowance for loan losses	(7,480)		(7,361)
Total loans held for investment, net	$ 870,088		$ 674,750

Purchased loans serviced by others included above	$ 35,635	6.40%	$ 43,521	6.83%

DEPOSITS :
Checking accounts - non-interest bearing	$ 45,756		$ 35,331
Checking accounts - interest bearing	107,746	0.78%	96,021	0.78%
Savings accounts	356,786	1.58%	203,752	1.99%
Money market accounts	46,307	1.39%	48,250	1.50%
Time deposits	253,444	2.40%	327,652	3.19%
Total deposits	$ 810,039	1.63%	$ 711,006	2.25%

Note: The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)

	As of December 31,
	2003		2002
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 102,000	0.94%	$ 111,000	1.45%
Six month or less	4,000	5.56%	23,000	6.31%
Over six months to one year	25,000	5.92%	39,031	5.89%
Over one year to two years	10,000	4.56%	4,000	5.56%
Over two years to three years	32,000	3.38%	10,000	4.56%
Over three years to four years	40,000	3.66%	15,000	4.46%
Over four years to five years	47,000	3.78%	40,000	3.66%
Over five years	96,892	5.15%	94,921	5.34%
Total borrowings	$ 356,892	3.49%	$ 336,952	3.93%

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 901,787	$ 751,270	$ 887,366	$ 711,968
Investment securities	264,273	302,671	265,732	289,051
FHLB stock	22,029	16,044	21,554	14,234
Interest earning deposits	2,185	954	1,664	1,243
Total interest earning assets	$1,190,274	$1,070,939	$1,176,316	$1,016,496

Deposits	$ 809,868	$ 709,442	$ 790,710	$ 697,267
Borrowings	299,993	289,753	306,896	244,700
Total interest bearing liabilities	$1,109,861	$ 999,195	$1,097,606	$ 941,967

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.75%	6.64%	5.82%	6.80%
Investment securities	3.14%	3.27%	2.91%	3.57%
FHLB stock	3.69%	5.01%	4.02%	5.52%
Interest earning deposits	1.10%	1.26%	1.20%	1.45%
Total interest earning assets	5.12%	5.66%	5.12%	5.86%

Deposits	1.65%	2.34%	1.71%	2.48%
Borrowings	4.08%	4.29%	3.96%	4.99%
Total interest bearing liabilities	2.31%	2.91%	2.34%	3.13%

(1)    Includes loans held for sale.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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